Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Contact:	Jill Schmidt
(952) 594-3385

DAN C. SWANDER TO LEAVE MULTIFOODS

Company retains Deloitte to conduct organizational assessment

MINNEAPOLIS, DEC. 5, 2003 — International Multifoods Corp. (NYSE: IMC) today announced that Dan C. Swander, currently president and chief operating officer, is leaving the company at the end of its fiscal year in February 2004 and that Gary E. Costley, chairman and chief executive officer, has assumed overall responsibility for the company’s operational activities.

“As a member of the leadership team that transformed Multifoods into a focused branded food company in North America, Dan Swander has contributed significantly to the future of this company,” Costley said.  “Dan introduced the company to the potential of the Pillsbury desserts and specialty products business acquisition and played a key role in helping us complete it.  He also was instrumental in structuring and staffing key management positions, and he successfully led the process to sell our former foodservice distribution business.”

Multifoods also said today that it has retained Deloitte to help management identify opportunities for the company to reduce costs, and improve productivity and organizational effectiveness.  The company expects the organizational assessment to be completed by the end of its fiscal year in February 2004.

“Our goal is to create a more efficient and streamlined organization focused on delivering profitable growth and strong cash flows,” Costley said.  “This effort will allow us to enhance our competitive position by optimizing our resources companywide, increasing our operating efficiencies and improving our sales and marketing execution.”

Costley also said that the company continues to expect fiscal 2004 earnings before unusual and one-time items in the range of $1.30 to $1.40 per diluted share.  Including previously announced and currently identified unusual and one-time items totaling
38 cents per share, full-year earnings per diluted share are expected to be in the range of 92 cents to $1.02.  These unusual and one-time items include a non-cash write-off of bank fees on a former credit facility, severance expenses, and costs related to the sale of the company’s former foodservice pie business and the organizational assessment.

Costley added that the organizational assessment is likely to result in restructuring actions and that the company expects to recognize additional charges in the fourth quarter related to its restructuring.

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Swander, 60, joined Multifoods as president and chief operating officer in November 2001 following the company’s acquisition of the Pillsbury desserts and specialty products business.  Before joining Multifoods, Swander was chairman and managing director of Swander Pace & Company, a strategic consulting firm focused on the food, consumer packaged goods, soft goods and retailing industries.

About Multifoods

Multifoods is a manufacturer and marketer of branded consumer foods and foodservice products in North America.  The company’s food manufacturing businesses have combined annual net sales of nearly $940 million.  Multifoods’ brands include Pillsbury® baking mixes for items such as cakes, muffins, brownies and quick breads; Pillsbury® ready-to-spread frostings; Hungry Jack® pancake mixes, syrup and potato side dishes; Martha White® baking mixes and ingredients; Robin Hood® flour and baking mixes; Pet® evaporated milk and dry creamer; Farmhouse® rice and pasta side dishes; Bick’s® pickles and condiments in Canada; Softasilk® premium cake flour; Red River® hot flax cereal; and Golden Temple® Indian foods.  Further information about Multifoods is available on the Internet at www.multifoods.com.

Forward-Looking Language

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the company’s operations and financial performance and condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others, the impact of competitive products and pricing; changes in consumer preferences and tastes or perceptions of health-related issues; effectiveness of advertising or market-spending programs; market or weather conditions that may affect the costs of grain, other raw materials, utilities and fuel; the impact of labor matters; changes in laws and regulations; fluctuations in foreign exchange and interest rates; the potential inability to collect on a $6 million insurance claim receivable related to the loss of product in St. Petersburg, Russia; risks commonly encountered in international trade; and other factors as may be discussed in the company’s Annual Report on Form 10-K for the year ended March 1, 2003, and other reports filed with the Securities and Exchange Commission.

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